Exhibit 10.14(b)

EXTENSION OF EMPLOYMENT AGREEMENT

Robert E. White, Jr. (“Employee”) and FPIC Insurance Group, Inc. (“Employer”) are parties to an Employment Agreement dated as of November 1, 2002 (the “Employment Agreement”). The Employment Agreement provides for employment for a term beginning November 1, 2002 and ending December 31, 2004 by Employee and further provides that the term of Employee’s employment thereunder may be extended for additional one-year terms prior to the end of each calendar year. The term of Employee’s employment under the Employment Agreement has been so extended and currently continues through December 31, 2007.

Pursuant to Section 1(a) of the Employment Agreement, Employer, acting through its President and Chief Executive Officer, hereby notifies Employee that the term of Employee’s employment under the Employment Agreement has been extended for one additional year, and, therefore, the term of Employee’s employment under the Employment Agreement shall continue through December 31, 2008. Furthermore, Employer hereby notifies Employee that Employee’s annual salary provided for in Section 2(a) of the Employment Agreement shall be $420,000 for 2007.

IN WITNESS WHEREOF, this Extension of Employment Agreement has been executed this 14th day of December 2006.

Accepted:	FPIC INSURANCE GROUP, INC.

/s/ Robert E. White, Jr.	By	/s/ John R. Byers
Robert E. White, Jr.		John R. Byers President and Chief Executive Officer